Exhibit 10.1

Amendment Agreement

This Amendment Agreement (the “Amendment”) is made as of December 3, 2010 and amends the letter agreement dated July 2, 2010 (the “Letter Agreement”), between you and IHS Inc. (the “Company”), containing the terms and conditions of your employment with the Company.
The parties agree to amend the provisions of the Letter Agreement as follows:

1.	The Letter Agreement (Termination of Employment (Non-Change in Control)) is hereby amended to delete the last sentence of Section 7(a)(a), which currently reads:

“The payment provided in this subparagraph (a) will be made following the close of the fiscal year of termination at such time as the Annual Bonus for such fiscal year is paid by the Company to its then current executives.”

and to add a new sentence to the end of Section 7(a)(a) in its place which reads as follows:

“The payment provided in this subparagraph (a) will be made following the close of the fiscal year of termination at such time as the Annual Bonus for such fiscal year is paid by the Company to its then current executives, but in no event after the 15th day of the third month following the later of (i) the end of the Company’s taxable year in which such termination occurs, or (ii) the end of the calendar year in which such termination occurs.”

2.	The Letter Agreement (Death, Disability, or Retirement) is hereby amended to delete Section 7(c)(ii), which currently reads:

“(ii) your Target Bonus for such year, prorated for the number of days that have elapsed during such year, paid in a lump sum on the date which is two and one months following your termination.”

and to add a new Section 7(c)(ii) in its place which reads as follows:

“(ii) the portion of your Annual Bonus for the fiscal year of termination by reason of death, Disability or retirement that is tied to the achievement of the Company’s performance objectives for such fiscal year, based on the Company’s actual achievement of such performance objectives for the full fiscal year, pro-rated for the number of days that have elapsed during such fiscal year prior to the termination of your employment. You will receive any portion of your Annual Bonus for the fiscal year of termination that is tied to achievement of personal objectives for such fiscal year at “Target” level for the achievement of such personal objectives, pro-rated for the number of days that have elapsed during such fiscal year prior to the termination of your employment. The payment provided in this subparagraph (ii) will be made following the close of the fiscal year of termination at such time as the Annual Bonus for such fiscal year is paid by the Company to its then current executives, but in no event after the 15th day of the third month following the later of (i) the end of the Company’s taxable year in which such termination occurs, or (ii) the end of the calendar year in which such termination occurs.

3.	The Letter Agreement is hereby amended to replace each reference therein to “two and one months” with “two and one-half months” in its place.

4.	Except as expressly amended herein, the Letter Agreement remains in full force and effect in accordance with its terms.

IHS Inc.
		By:	/s/ Stephen Green
		Name:	Stephen Green
		Title:	Senior Vice President & General Counsel
Accepted and Agreed:
By:	/s/ Daniel Yergin
Employee Name:	Daniel Yergin